SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 7, 2006

PHARMOS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

99 Wood Avenue South, Suite 311, Iselin, NJ	08830
(Address of Principal Executive Offices)	(Zip Code)

Registrants' telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On June 7, 2006, Pharmos Corporation (the “Company”) announced that a shareholder vote on the issuance of up to 19.5 million shares of common stock to acquire Vela Pharmaceuticals Inc. pursuant to a proposed merger (the “Vela Acquisition”) will be held at a Special Meeting of shareholders prior to its 2006 Annual Meeting. The date and location of the Special Meeting have not been determined.

The Company’s preliminary proxy materials previously filed with the Securities and Exchange Commission contemplated a vote on the Vela Acquisition at the upcoming 2006 Annual Meeting, together with other customary annual meeting agenda items, including the election of three directors. Following the filing of its preliminary proxy materials, the Company learned that a committee formed by Lloyd I. Miller III, a private investor, intended to solicit proxies to oppose the approval of the Vela Acquisition at the 2006 Annual Meeting and, as part of the same proxy solicitation, to solicit votes for the election of Mr. Miller’s three committee members as directors of the Company.

The Board of Directors of the Company believes that the proposed Vela Acquistion is of great strategic importance to the Company and that linkage to a contested election could interfere with a dispassionate consideration by shareholders of the merits of the proposed transaction. Accordingly, the Board of Directors of the Company concluded that the best interests of the Company and its shareholders will be served by a Special Meeting of shareholders at which the sole agenda item will be the Vela Acquisition. The Special Meeting will be followed by an election of directors at a separate 2006 Annual Meeting. The 2006 Annual Meeting has not yet been scheduled.

The Company anticipates filing shortly preliminary proxy materials for the Special Meeting.

Additional Information about the Merger and Where to Find It

In connection with its proposed merger with Vela Pharmaceuticals Inc., Pharmos has filed a preliminary proxy statement and other relevant materials with the Securities and Exchange Commission (SEC) relating to a meeting of shareholders.  Investors and security holders of Pharmos are urged to read these materials when they become available because they will contain important information about Pharmos, Vela and the merger.  The proxy statement and other relevant materials (when they become available), and any other documents filed by Pharmos with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Pharmos by directing a written request to: Pharmos Corporation, 99 Wood Avenue South, Suite 311, Iselin, New Jersey 08830, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Pharmos and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Pharmos in connection with the merger.  Information about those executive officers and directors of Pharmos and their ownership of Pharmos’ common stock is set forth in Pharmos’ Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC.  Investors and security holders may obtain additional information regarding the direct and indirect interests of Pharmos’ executive officers and directors in the merger by reading the preliminary proxy statement and other information when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of June, 2006.

PHARMOS CORPORATION

By:	/s/ James A. Meer
Name:	James A. Meer
Title:	Senior Vice President and Chief Financial Officer